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                                  EXHIBIT 8.1
           [LETTERHEAD OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.]


                                  May 30, 1997


Petro Stopping Centers, L.P.
6080 Surety Drive
El Paso, Texas  79905

     Re:   Petro Stopping Centers, L.P./Petro Financial Corporation
           10 1/2% Senior Notes Due 2007
           -----------------------------------------------------------

Dear Sirs:

     We have acted as counsel for Petro Stopping Centers, L.P., a Delaware limited partnership (the "Company") and Petro Financial Corporation, a Delaware corporation ("PFC"), in connection with the preparation and filing of the Registration Statement of the Company and PFC on Form S-4, as amended (File No. 333-25189) (the "Registration Statement"), under the Securities Act of 1933, as amended. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Registration Statement.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of rendering the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

     Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth therein, we are of the opinions that: (i) the exchange of Old Notes for New Notes pursuant to the Exchange Offer will not be treated as an exchange or other tax event for federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes; and (ii) the discussion in the Registration Statement entitled "Certain U.S. Tax Considerations" fairly presents the material
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Petro Stopping Centers, L.P.
May __, 1997
Page 2


Federal income tax considerations relevant to the exchange of Old Notes for New Notes pursuant to the Exchange Offer and to the ownership of the New Notes.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-4, and to the reference to this opinion under the heading "Certain U.S. Tax Considerations." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                             Very truly yours,



                                             /s/ AKIN, GUMP, STRAUSS, HAUER &
                                                   FELD, L.L.P.